UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

DEFINITIVE SCHEDULE 14A INFORMATION

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SKYSTAR BIO-PHARMACEUTICAL COMPANY
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Room 10601, Jiezuo Plaza
No.4, Fenghui Road South, Gaoxin District
Xi’an, Shaanxi Province
People’s Republic of China

December 2, 2010

Dear Shareholders:

You are cordially invited to attend the annual meeting of shareholders of Skystar Bio-Pharmaceutical Company (the “Company”) to be held at the Company’s principal executive offices located at Room 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xi’an, Shaanxi Province, People’s Republic of China on December 29, 2010 at 5:00 p.m. Pacific time, or 9:00 a.m. on December 30, 2010 (local time).

At the meeting, shareholders will be asked to vote on the re-election of seven directors.

The Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered at the meeting.

Your vote is important.  I urge you to vote as soon as possible, whether or not you plan to attend the annual meeting.

Thank you for your continued support of Skystar Bio-Pharmaceutical Company.

Sincerely,

/s/ Weibing Lu
Weibing Lu
Chairman of the Board and Chief Executive Officer

Room 10601, Jiezuo Plaza
No.4, Fenghui Road South, Gaoxin District
Xi’an, Shaanxi Province
People’s Republic of China

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

December 2, 2010

TO THE SHAREHOLDERS OF SKYSTAR BIO-PHARMACEUTICAL COMPANY:

The annual meeting of the shareholders of Skystar Bio-Pharmaceutical Company, a Nevada corporation, (the “Company”), will be held on December 29, 2010 at 5:00 p.m. Pacific time, or 9:00 a.m. on December 30, 2010 (local time), at the Company’s principal executive offices located at Room 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xi’an, Shaanxi Province, People’s Republic of China, for the following purposes:

1.	To re-elect seven directors to serve until the 2011 annual meeting of shareholders.

2.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on December 1, 2010 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. We hope that you will attend the meeting, but if you cannot do so, please complete, date, and sign the enclosed proxy card and return it in the accompanying envelope as promptly as possible. Your proxy card or broker may also provide instructions on voting electronically. Returning the enclosed proxy card (or voting electronically) will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Weibing Lu
Chairman of the Board and Chief Executive Officer

Xi’an, People’s Republic of China

Room 10601, Jiezuo Plaza
No.4, Fenghui Road South, Gaoxin District
Xi’an, Shaanxi Province,
People’s Republic of China

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 29, 2010

December 2, 2010

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Skystar Bio-Pharmaceutical Company, a Nevada corporation (the “Company”), for use at the annual meeting of shareholders to be held on December 29, 2010 at 5:00 p.m. Pacific time, or at 9:00 a.m. on December 30, 2010 (local time), or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The annual meeting will be held at the Company’s principal executive offices located at Room 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xi’an, Shaanxi Province, People’s Republic of China.  The Company intends to commence mailing this proxy statement and accompanying proxy card on or about December 8, 2010 to all shareholders entitled to vote at the annual meeting.

ABOUT THE MEETING

What am I voting on?

You are being asked to vote on the election of seven directors. Please see page 3.

How do I vote?

Shareholders of Record

If you are a shareholder of record, there are three ways to vote:

1.	By completing and returning your proxy card in the postage-paid envelope provided by the Company;

2.	By following the instructions for electronic voting using the Internet or telephone, which are printed on your proxy card; or

3.	By voting in person at the meeting.

Street Name Holders

Shares that are held in a brokerage account in the name of the broker are said to be held in “street name.”

If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote FOR each of the persons nominated by the Board of Directors to serve as directors.

Unless you give contrary instructions on your proxy card, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.

Will any other matters be voted on?

We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card would authorize Mr. Weibing Lu to vote on such matters in his discretion.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponement or adjournment of the meeting.

How many votes do I have?

For holders of common stock, you will have one vote for each share of the Company’s common stock that you owned on the Record Date.

How many votes must be present to hold the meeting?

The holders of at least a majority of the Company’s common stock outstanding on the Record Date must be present at the meeting in person or by proxy in order to fulfill the quorum requirement necessary to hold the meeting.
If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What vote is required to approve each proposal?

The seven nominees for directors who receive the most votes will be elected.

An abstention with respect to these proposals will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.

If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to the matter.

Can I change my vote?

Yes. You may change your vote by sending in a new proxy card with a later date, or, if you are a shareholder of record, sending written notice of revocation to the Company’s Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.

Who can attend the annual meeting?

Any person who is a shareholder of the Company on December 1, 2010 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. You will not, however, be able to vote your shares at the meeting without a legal proxy.

What happens if I sign and return the proxy card but do not indicate how to vote on an issue?

If you return a proxy card without indicating your vote, your shares will be voted FOR each of the nominees for director named in this proxy statement.

PROPOSAL 1 - ELECTION OF DIRECTORS

Under the Company’s bylaws, the number of directors of the Company is fixed by the Board of Directors and may be increased or decreased by resolution of the Board of Directors. Currently, the Board has fixed the number of directors at seven persons. Seven directors are to be elected to our Board of Directors at the annual meeting. The Board recommends that Weibing Lu, Wei Wen, Mark D. Chen, R. Scott Cramer, Fan Qiang, Chengtun Qu and Shouguo Zhao to serve as directors. All of the nominees currently serve on our Board of Directors.

Nominees for Director

Weibing Lu, Chief Executive Officer and Chairman of the Board of Directors

Mr. Weibing Lu received his Bachelor’s degree in science from Wuhan University of Mapping Science and Technology (now known as Wuhan University) in 1985. In 1986, he was a teacher of College of Xian Geology. Mr. Lu attended Xian Jiao Tong University in 1999 where he received a Master’s degree in Business Administration in 2002. Mr. Lu has vast experience in the biotechnology field and in enterprise management. In 1992, he founded the Xian Xingji Electronic Engineering Company and served as its Chairman and President until 1997. In 2002, he was awarded as the title of “Outstanding Enterpriser of Xian Feed Industry” and appointed as a director of Xian Institute of Feed Industry. In July 1997, he founded Xian Tianxing Science and Technology Development Co., Ltd. In December 2003, Xian Tianxing Science and Technology Development Co., Ltd., was reorganized and became Xian Tianxing Bio-Pharmaceutical Co., Ltd. Since December 2003, Mr. Lu has served as Chairman of the Board and General Manager of Xian Tianxing Bio-Pharmaceutical Co., Ltd.

Wei Wen, Secretary and Director

Mr. Wei Wen graduated from Xian University of Science and Industry (also known as Xian University of Technology) in 1989. From 1990 to 1994, Mr. Wen was the manager of Sales Department of Xian Zhongtian Science and Technology Development Co., Ltd. From 1994 to 1997, Mr. Wen served as Vice General Manager and Manager of Sales Department of Xian Xingji Electronic Engineering Company. In 1997, Mr. Wen was appointed as the Vice General Manager of Xian Tianxing Science and Technology Development Co., Ltd. which he served until December 2003. After the reorganization of the company in December 2003, Mr. Wen was appointed and continues to serve as Vice General Manager and a Director of Xian Tianxing Bio-Pharmaceutical Co., Ltd. (including as secretary of the Board of Directors).

Mark D. Chen, Director

Mr. Chen is the chairman and chief executive officer of Pantheon China Acquisition Corp., a U. S. publicly traded acquisition company he founded in 2006 focusing on pre-IPO Chinese companies. Since 1998, Mr. Chen has been a founding general partner and has served in various positions, including managing director and currently a venture partner, with Easton Capital Investment Group and its various affiliated funds, a New York based private equity investment firm. Mr. Chen has also worked extensively in China and was a founder and senior executive of SureData Inc., a marketing and distribution company in China in 1997. Mr. Chen received a B.S. from the Shanghai Jiao Tong University in Shanghai, China, an M.S. from Pennsylvania State University and an M.B.A. from the Columbia Business School at Columbia University.

R. Scott Cramer, Director

Mr. R. Scott Cramer was previously the Chairman from November 2001 to November 2005, Chief Executive Officer from March 2002 to November 2005, and Chief Financial Officer from April 2003 to November 2005, of The Cyber Group Network Corporation. He is currently a member of our Board of Directors. Mr. Cramer is the founder and President of Cramer & Rauchegger, Inc., a firm specializing in retirement management, estate planning and wealth management. He has been a Registered Investment Advisor since August 2001, a Securities Selling Representative since May 1999, and a General Securities Representative (Registered Representative) since July 2002. Mr. Cramer is a graduate of Seminole State College. He received certification as a Chartered Retirement Planning Counselor from the College of Financial Planning in 2001, as a Certified Estate Planning Professional from the Abts Institute for Estate Preservation in 2001, and as a Certified Senior Advisor from the Society of Senior Advisors in 2002.

Qiang Fan, Director

Mr. Qiang Fan also serves as chairman of the compensation committee and member of the audit committee. Mr. Fan is the President and Founder of MIC Consulting Group, U.S.A., which he established in 1992 to provide operational and financial related problem solving services to privately owned companies. Since 2007, Mr. Fan is the exclusive representative of North America operation for China Venture Capital Research Institute, and the head analyst at Power Partner Institute focusing on IT trends since 2001. From 2006 to 2007, Mr. Fan was a Vice-president of Operation at Kantan Inc., a privately-held boutique technology company focused on wireless solutions for device manufacturers. From 2005 to 2006, he was a Vice-president at Third Wave Ventures, which provides corporate venturing-related advisory, consulting and management services. From 1998 to 2000, Mr. Fan was the exclusive representative in China for PowerQuest, a Utah based international software company that focused on computer data storage management, as well as for ChipCoolers, a U.S. CPU cooler manufacturer. Mr. Fan received his B.A. degree from the Business School of California State University at San Francisco.

Chengtun Qu, Director

Since March 2003, Dr. Chengtun Qu has been the Vice Dean of the College of Chemistry and Chemical Engineering at Xi’an Shi You University, where he also teaches and heads the environmental engineering department. Dr. Qu is a board member of both the Shaanxi Province Environmental Protection Association and the Shaanxi Province Chemical Engineering Association. As a principal researcher, Dr. Qu has participated in various projects at both national and provincial levels, including ones sponsored by the Chinese Ministry of Science and Technology, and is the recipient of numerous accolades from the Shaanxi provincial government in recognition of his contributions. Dr. Qu has three patents issued by the Chinese State Intellectual Property Office. He has also been extensively published in various scientific journals both in China and abroad. Dr. Qu has a B.S. degree in chemistry from Northwest University in Xi’an, a master’s degree in applied chemistry from Southwest Petroleum University in July 1993 and a doctorate degree in biochemistry from Xi’an Jiaotong University in July 2006.

Shouguo Zhao, Director

Dr. Zhao is an independent director of Shaanxi International Trust & Investment Corp., Ltd., a listed company on the Shenzhen Stock Exchange (SZSE: SZ000563), chairing its Remuneration and Assessment Committee and serving on its Strategy Committee. Dr. Zhao is also an independent non-executive director of Sungreen International Holdings Limited, a listed company on the Hong Kong Exchange (HKEX: HK8306), serving as a member of its audit committee. He is additionally an independent director of Tian Di Yuan Co., Ltd., a listed company on the Shenzhen Stock Exchange (SZSE: SH600665), chairing its Nominating Committee and serving on its Strategy Committee. From June 2005 to June 2008, Dr. Zhao was an independent director of IRICO Group Corporation, a listed company on the Shenzhen Stock Exchange (SZSE: SH600707), chairing its Remuneration and Assessment Committee and serving on its Strategy Committee. Dr. Zhao is the Vice Dean of the School of Economics and Management at Northwest University, where he also serves as a guide professor to doctorate candidates in finance and national economics. Dr. Zhao is a member of Shaanxi Provincial Decision-making Consultative Committee, a member of the Executive Committee of the Tenth Session of Shaanxi Provincial Industrial and Commercial Association, the chairman of the Negotiable Securities Research Society of Shaanxi Province, and a consultant with the Listed Companies Association of Shaanxi Province. Dr. Zhao received his doctorate degree in economics from Northwest University.

The Board recommends a vote “FOR” each nominee.

Independent Public Accountants

Our independent registered public accountants are Frazer Frost, LLP (“Frazer Frost”). Frazer Frost is the successor entity of Moore Stephens Wurth Frazer and Torbet, LLP (“Moore Stephens”).  On January 1, 2010, certain partners of Moore Stephens and Frost, PLLC (“Frost”) formed Frazer Frost as a new partnership.  Pursuant to the terms of a combination agreement by and among Moore Stephens, Frazer Frost, and Frost, each of Moore Stephens and Frost contributed all of their assets and certain of their liabilities to Frazer Frost, resulting in Frazer Frost assuming Moore Stephens’ engagement letter with the Company and becoming the Company’s new independent accounting firm.

Our audit committee is charged with overseeing Frazer Frost’s qualifications, performance, and independence. Specifically, our audit committee, among other things, retains and terminates our independent public accountants and at least annually evaluates the accountants’ qualifications, performance, and independence.

Representatives of Frazer Frost are not expected to be present at the meeting, will not have the opportunity to make a statement at the meeting, and are not expected to be available to respond to questions during the meeting.

Principal Accountant Fees and Services

Moore Stephens served as our independent registered public accounting firm for our fiscal years ended December 31, 2009 and 2008.  The following table shows the fees that were billed for audit and other services provided by Moore Stephens during the fiscal years indicated:

	Fiscal Year Ended December 31,
	2009	2008
Audit Fees (1)	$195,000	$185,000
Audit-Related Fees (2)	―	―
Tax Fees (3)	8,000	7,000
All Other Fees (4)	―	―
Total	$203,000	$192,000

(1)
Audit Fees – This category includes the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by independent auditors in connection with the engagement for fiscal years.  This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

(2)
Audit-Related Fees – This category consists of assurance and related services by our independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under "Audit Fees."  The services for the fees disclosed under this category include consultation regarding our correspondence with the SEC.

(3)
Tax Fees – This category consists of professional services rendered by our independent auditors for tax compliance and tax advice.  The services for the fees disclosed under this category include tax return preparation and technical tax advice.

(4)	All Other Fees – This category consists of fees for other miscellaneous items.

Pre-Approval Policies and Procedures of the Audit Committee

Our Audit Committee approves the engagement of our independent auditors and is also required to pre-approve all audit and non-audit expenses. During the fiscal year ended December 31, 2009, 100%, 100%, and 100% of our Audit-Related Fees, Tax Fees, and All Other Fees, respectively, were pre-approved by the Audit Committee. Prior to engaging its accountants to perform particular services, our board of directors obtains an estimate for the service to be performed. All of the services described above were approved by the board of directors in accordance with its procedure.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Our board of directors (the “Board”) currently consists of seven members. Our bylaws provide that our directors will hold office until the annual meeting of shareholders or until their successors have been elected and qualified. Our Board of Directors is responsible for the business and affairs of the Company and considers various matters that require its approval. During the fiscal year ended December 31, 2009, the Board met and/or took action by unanimous written consent 9 times.

There are two committees of the Board — the Audit Committee and the Compensation Committee. The Board created the two committees and adopted charters for these committees on July 14, 2008. Committee assignments are re-evaluated annually. The Board has determined that, in its judgment as of the date of this proxy statement, Mr. Chen, Mr. Fan, Mr. Qu and Mr. Zhao are independent directors within the meaning of Nasdaq Equity Rule 5605(a)(2). Accordingly, all of the members of the Audit Committee are independent within the meaning of Nasdaq Equity Rule 5605(a)(2). The Board also adopted nomination procedures on July 14, 2008.

Attendance of Directors at Shareholder Meetings

All of the Company’s directors are expected to attend the 2010 annual shareholder meeting, either in person or by teleconference.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee assists Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor, and prepares the report that the Securities and Exchange Commission requires to be included in the Company’s annual proxy statement. The current members of the Audit Committee are Mark D. Chen, Qiang Fan and Shouguo Zhao, and Mr. Chen serves as the Chairman. The Audit Committee met and/or took action by unanimous written consent 4 times during the fiscal year ended December 31, 2009. The Board has determined that Mr. Chen is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) and (iii) of Regulation S-K promulgated under the Exchange Act.

Compensation Committee

The Compensation Committee is responsible for overseeing and, as appropriate, making recommendations to the Board regarding the annual salaries and other compensation of the Company’s executive officers and general employees and other policies, and for providing assistance and recommendations with respect to the compensation policies and practices of the Company. The current members of the Compensation Committee are Mark D. Chen, Qiang Fan and Shouguo Zhao, and Mr. Fan serves as the Chairman. The Compensation Committee met and/or took action by unanimous written consent 1 time during the fiscal year ended December 31, 2009.

The Compensation Committee:

•
on an annual basis, without the participation of the Chief Executive Officer, (i) reviews and approves the corporate goals and objectives with respect to compensation for the Chief Executive Officer, (ii) evaluates the Chief Executive Officer's performance in light of the established goals and objectives, and (iii) sets the Chief Executive Officer's annual compensation, including salary, bonus, incentive, and equity compensation.

•
on an annual basis, reviews and approves (i) the evaluation process and compensation structure for the Company’s other senior executives, (ii) the Chief Executive Officer’s evaluation of the performance and his recommendations concerning the annual compensation, including salary, bonus, incentive, and equity compensation, of other company executive officers, (iii) the recruitment, retention, and severance programs for the Company’s senior executives, and (iv) the compensation structure for the Board of Directors.

•
as appropriate, makes recommendations to the Board with respect to executive incentive-compensation plans and equity-based plans and administer any incentive plans and bonus plans that include senior officers. Stock option grants are made by the Options Committee, for non-senior officers, but are ratified by the Compensation Committee in its compensation review.

The Compensation Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting, and other advisors such as consultants and shall determine the extent of funding necessary for the payment of compensation to such persons.

Nominating Procedure

Pursuant to the nominating procedures adopted by our Board, our independent directors identify and evaluate candidates for election to the Board. The independent directors select director-candidates who, in their view and based on all available information and relevant considerations, are most suited for membership on the Board. The process for identifying and evaluating nominees for director is as follows:

•	The independent directors first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board.

•
The independent directors evaluate the qualifications and performance of the incumbent directors who desire to continue their service. In particular, as to each such incumbent director, the independent directors (i) consider if the director continues to satisfy the minimum qualifications for director candidates adopted by the independent directors; (ii) review the performance of the director during the preceding term; and (iii) determine whether there exists any special, countervailing considerations against re-nomination of the director.

•
If the independent directors determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term (and in the event such incumbent director is an independent director, such determination shall be made by the remaining independent directors), and there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the independent directors’ view the incumbent should not be re-nominated, the independent directors, absent special circumstances, propose the incumbent director for re-election.

•
The independent directors identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death, or disability of an incumbent director or a decision of the directors to expand the size of the Board.

•
The independent directors solicit recommendations for nominees from persons that they believe are likely to be familiar with qualified candidates. These persons may include members of the Board, including the independent directors, and management of the Company. The independent directors may also determine to engage a professional search firm to assist in identifying qualified candidates; where such a search firm is engaged, the independent directors shall set its fees and scope of engagement.

•
As to each recommended candidate that the independent directors believe merits consideration, the independent directors (i) cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate; (ii) determine if the candidate satisfies the minimum qualifications required by the independent directors of candidates for election as director; (iii) determine if the candidate possesses any of the specific qualities or skills that as determined by the independent directors must be possessed by one or more members of the Board; (iv) consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and (v) consider the extent to which the membership of the candidate on the Board will promote diversity among the directors.

•
The independent directors may, in their discretion, solicit the views of our chief executive officer, other members of the Company’s senior management, and other members of the Board regarding the qualifications and suitability of candidates to be nominated as directors.

•	In their discretion, the independent directors may designate one or more of them (or all of them) to interview any proposed candidate.

In making their selection, the independent directors will consider director candidates recommended by shareholders. In addition to the criteria for evaluation of other candidates to the Board (as listed above), the independent directors may consider the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company. The independent directors may also consider the extent to which the recommending shareholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of shareholders, whether the recommending shareholder intends to continue holding its interest at least through the time of such annual meeting.

Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation, and shares held.  For further details on submitting shareholder proposals for director candidates, see “Shareholder Proposals” below.

Shareholder Communications with Non-Management Members of the Board

Our Board has not adopted a formal process for shareholders to send communications to the independent members of the Board. Shareholders may, however, communicate with the non-management members of the Board by sending correspondence addressed to a non-management member to Skystar Bio-Pharmaceutical Company, Room 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xi’an, Shaanxi Province, People’s Republic of China.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies our current executive officers and directors, their ages, their respective offices and positions, and their respective dates of election or appointment:

Name	Age	Position	Date of Appointment
Weibing Lu	47	Chief Executive Officer and Chairman of the Board of Directors	November 2005
Michael H. Lan	42	Chief Financial Officer	April 2010
Wei Wen	43	Secretary and Director	November 2005
R. Scott Cramer	46	Director	October 2001
Qiang Fan	55	Director	July 2008
Chengtun Qu	45	Director	July 2008
Shouguo Zhao	47	Director	July 2008
Mark D. Chen	42	Director	May 2009

Arrangements Involving Directors or Executive Officers

There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan, or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements, or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Family Relationships

There are no family relationships among our directors and executive officers.

Business Experience

The business experience of the Company’s directors, including all executive officers serving as directors, is provided above. The experience of the Company’s executive officers who are not also directors is described below.

Michael H. Lan, Chief Financial Officer

From December 2007 to January 2009, Mr. Michael Lan served as the practice director of Innowave Technology, an information technology consultancy to large and medium-sized companies, which assists in the implementation of advanced enterprise resource planning software. From February 2007 to September 2007, Mr. Lan served as the senior manager of Gilead Science, Inc., a NASDAQ listed company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. From 2005 to 2007, Mr. Lan operated a consulting firm named HJL Consulting LLC.  From 2004 to 2005, he worked as the project manager of Axion Solutions. From 1999 to 2004, Mr. Lan served as the senior consultant of Systems Management Inc. Prior to consulting, Mr. Lan supervised the Operations Accounting department of Silgan Containers, a Nasdaq listed company that is the largest metal food can manufacturer in North America.  Mr. Lan received a B.A. in English Literature from Xiamen University and a Master of Accounting from the University of Southern California and passed the Certified Public Accountant test in 1996.

Legal Proceedings

None of our directors or executive officers has, during the past ten years:

•
Had any petition under the federal bankruptcy laws or any state insolvency law filed by or against, or had a receiver, fiscal agent, or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	Been convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

(i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan;

(ii)	Engaging in any type of business practice; or

(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities;

•
Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (i) above, or to be associated with persons engaged in any such activity;

•
Been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

•
Been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

•
Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)	Any federal or state securities or commodities law or regulation;

(ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership, and annual reports concerning their ownership of our common shares and other equity securities on Forms 3, 4, and 5 respectively.  Executive officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.  Based on a review of the copies of such forms received by us, and to the best of our knowledge, all executive officers, directors, and greater than 10% stockholders filed the required reports during the fiscal year ended December 31, 2009 in a timely manner.

Director Independence

Our Board has determined that it currently has 4 members who qualify as "independent" as the term is used in Item 407 of Regulation S-K as promulgated by the SEC and Nasdaq Equity Rule 5605(a)(2).  The independent directors are Mark D. Chen, Qiang Fan, Chengtun Qu and Shaoguo Zhao.  All of the members of our Audit Committee and Compensation Committee qualify as independent.

Code of Ethics

We have adopted a code of ethics that applies to all directors, officers, and employees, including our chief executive officer and chief financial officer, and members of the Board. We will provide to any person, without charge and upon request, a copy of the code of ethics. Any such request must be made in writing to the Company, Attn: Corporate Secretary, Room 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xi’an, Shaanxi Province, People’s Republic of China.

Indemnification

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our bylaws also include indemnification provisions. Pursuant to the provisions of the State of Nevada’s Revised Business Statutes, we have adopted the following indemnification provisions in our bylaws for our directors and officers:

     “Section 8.1. Indemnification. No officer or director shall be personally liable for any obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a director or officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim of liability; including power to defend such person from all suits as provided for under the provisions of the Nevada Corporation Laws; provided, however that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own gross negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing so to do in reliance upon the advice of counsel.

Section 8.2. Other Indemnification. The indemnification herein provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article VIII or the laws of the State of Nevada.

Section 8.4. Settlement by Corporation. The right of any person to be indemnified shall be subject always to the right of the Corporation by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.”

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal years ended December 31, 2009 and 2008 by (i) our Chief Executive Officer (principal executive officer), (ii) our former Chief Financial Officer (principal financial officer), (iii) the three most highly compensated executive officers other than our CEO and CFO who were serving as executive officers at the end of our last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends, and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of our last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ( $)	Total ($)
Weibing Lu, CEO (1)	2009	100,000	-0-	-0-	100,000
	2008	66,028	-0-	-0-	66,028
Bennet P. Tchaikovsky, former CFO (2)	2009	75,000	-0-	63,280	138,280
	2008	49,395	-0-	39,517	88,912

(1)
On May 5, 2008, we entered into an employment agreement with Mr. Lu pursuant to which he is entitled to an initial annual compensation of $100,000 as our CEO. Mr. Lu received no other form of compensation in the years shown, other than the salary set forth in this table.

(2)
On May 4, 2008, we entered into a loanout agreement pursuant to which we retained the services of Mr. Tchaikovsky as our CFO for one year. Pursuant to this agreement, Mr. Tchaikovsky is entitled to $75,000 of annual cash compensation and 10,435 shares valued at approximately $60,000. On May 26, 2009, we entered into an amendment to the loanout agreement for an additional year of Mr. Tchaikovsky’s services as CFO. Pursuant to this agreement, Mr. Tchaikovsky is entitled to $75,000 of annual cash compensation and 14,440 shares (taking into account the 2-for-1 forward split on November 16, 2009) valued at approximately $65,000. Mr. Tchaikovsky received no other form of compensation in the years shown, other than the salary and stock compensation set forth in this table. Mr. Tchaikovsky resigned as our CFO effective April 16, 2010.

Outstanding Equity Awards at Fiscal Year-End

With the exception of Mr. Bennet P. Tchaikovsky, our former Chief Financial Officer, there were no unexercised options, unvested stock awards or equity incentive plan awards for any of our named executive officers outstanding as of December 31, 2009. Pursuant to the terms of his employment under the Amendment to Loanout Agreement (which terms are described below under the heading “Loanout Agreement for the Services of Bennet P. Tchaikovsky”), Mr. Tchaikovsky was granted 14,440 shares of our restricted common stock for his service period from May 5, 2009 through May 4, 2010, which shares were not issued pursuant to any equity incentive plans in effect. As of December 31, 2009, Mr. Tchaikovsky was due 7,220 shares.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

Except as described below, we currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.

Employment Agreement with Weibing Lu

On May 5, 2008, we entered into an Employment Agreement with Mr. Weibing Lu. Under the terms of the Employment Agreement, we agreed to the continued employment of Mr. Lu as our chief executive officer for a term of 5 years. Mr. Lu is to receive an initial annual salary of $100,000, with an annual 5% increase of the prior year’s salary thereafter during the term. Additionally, at the discretion of our board of directors’ compensation committee, Mr. Lu may be eligible for an annual bonus which amount, if any, and payment will be determined by the compensation committee. Mr. Lu is entitled to medical, disability and life insurance, as well as 4 weeks of vacation annually and reimbursement of all reasonable or authorized business expenses.

During its term, the Employment Agreement terminates upon Mr. Lu’s death, in which event we are obligated to pay Mr. Lu’s estate his base salary amount through the first anniversary of his death (or the expiration of the Employment Agreement if earlier than the anniversary date), as well as pro rata allocation of any bonus based on the days of service during the year of death, and all amounts owing to Mr. Lu at the time of termination, including for previously accrued but unpaid bonuses, expense reimbursements and accrued but unused vacation pay.

If Mr. Lu is unable to perform his obligations under the Employment Agreement for over 180 consecutive days during any consecutive 12 months period, we may terminate the Employment Agreement by written notice to Mr. Lu delivered prior to the date that he resumes his duties. Upon receipt of such written notice, Mr. Lu may request a medical examination under which if he is certified to be incapable of performing his obligations for over 2 additional months, the Employment Agreement is terminated. We are obligated to pay Mr. Lu his base salary through the second anniversary of our notice to him of his termination, less any amount Mr. Lu may receive for such period from any Company-sponsored or Company-paid for source of insurance, disability compensation or governmental program. We will also pay Mr. Lu pro rata allocation of any bonus based on the days of service during the year our notice is issued, and all amounts owing to Mr. Lu at the time of termination, including for previously accrued but unpaid bonuses, expense reimbursements and accrued but unused vacation pay.

We may also terminate the Employment Agreement for cause, upon notice if at any time Mr. Lu: (a) refuses in bad faith to carry out specific written directions of our board of directors; (b) intentionally takes fraudulent or dishonest action in his relations with us; (c) is convicted of a crime involving an act of significant moral turpitude; or (d) knowingly commits an act or omits to act in violation of our written policies, the Employment Agreement or any agreements that we may have with third parties and that is materially damaging to our business or reputation. However, termination for the cause described in (a), (b) or (d) is predicated first on Mr. Lu receiving a 5-day written notice and a reasonable opportunity to present his positions, then a subsequent written notice of the termination, with the termination to take effect 20 business days thereafter if Mr. Lu does not dispute the cause for the termination or fails to take corrective actions in good faith. Thereafter, if Mr. Lu takes corrective actions, he may be terminated for the same misconduct upon a 5-day written notice.

On the other hand, Mr. Lu may terminate the Employment Agreement upon written notice if: (w) there is a material adverse change in the nature of his title, duties or obligations; (x) we materially breach the Employment Agreement; (y) we fail to make any payment to Mr. Lu (excepting any payment which is not material and which we are contesting in good faith); or (z) there is a change of control of the Company. However, termination for cause described in (w), (x) or (y) is predicated on our receiving a written notice from Mr. Lu specifying the cause, with the termination to take effect if we fail to take corrective action within 20 business days thereafter. If Mr. Lu terminates the Employment Agreement for any one of these reasons, or if we terminate the Employment Agreement without cause, we are obligated to pay to Mr. Lu (or in the case of his/her death, his estate), his base salary and any bonus, without any offset, as well as all amounts owing to Mr. Lu at the time of termination, including for previously accrued but unpaid bonuses, expense reimbursements and accrued but unused vacation pay.

The Employment Agreement also contains restrictive covenants: (i) preventing the use and/or disclosure of confidential information during or at any time after termination; (ii) preventing competition with Skystar during his employment and for a period of 3 years after termination (including contact with or solicitation of Skystar’s customers, employees or suppliers), provided that Mr. Lu may make investments of up to 2% in the publicly-traded equity securities of any competitor of Skystar; (iii) requiring Mr. Lu to refer any business opportunities to Skystar during his employment and for a period of 1 year after termination. However, Mr. Lu shall have no further obligations with respect to competition and business opportunities if his employment is terminated without cause or if he terminates his employment for cause.

Lastly, we are obligated under the Employment Agreement to indemnify Mr. Lu for any claims made against him in his capacity as our chief executive officer and, in connection to that obligation, we are required to include him under any director and officer insurance policy that is in effect during his employment as our officer, director or consultant.

Employment Agreement with Michael Hongjie Lan

On April 16, 2010, we entered into an employment agreement with Mr. Lan pursuant to which we have engaged his service as our Chief Financial Officer for a period of one year for annual compensation of $100,000 as well as reimbursement for reasonable expenses incurred in connection with the performance of his duties, including travel expenses.

Compensation of Directors

During our most recent completed fiscal year, our directors were compensated as follows (for reporting purposes in this table, compensations in RMB have been converted to U.S. Dollars at the conversion rate of 6.82RMB to one U.S. Dollar):

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Weibing Lu (1)	-0-	-0-	-0-
Wei Wen (1)	-0-	-0-	-0-
R. Scott Cramer (2)	-0-	282,374	282,374
Qiang Fan (3)	30,000	-0-	30,000
Chengtun Qu (4)	2,932	-0-	2,932
Winston Yen (5)	-0-	-0-	-0-
Shouguo Zhao (6)	7,331	-0-	7,331
Mark D. Chen (7)	9,589	25,002	34,591

(1)
In connection with the share exchange transaction (described in the Description of Business above under the heading "Corporate Organization and History"), these persons became our directors on November 7, 2005. After the change in control that occurred as a result of the share exchange transaction, we do not have any compensation arrangements with our directors.

(2)
Mr. Cramer was an officer of ours prior to the share exchange transaction and has stayed on as a director thereafter. Mr. Cramer’s compensation for 2009 was for services provided during the year unrelated to his duties as a director, and includes 26,000 shares of our restricted common stock, none of which to be issued pursuant to any equity incentive plan in effect.  As of December 31, 2009, Mr. Cramer is owed 49,834 shares for services through such date.

(3)
Mr. Qiang Fan was appointed to our board of directors effective July 14, 2008, and is entitled to receive annual compensation of $30,000 for his services rendered as a director, as well as chairman of the compensation and member of the audit committee.

(4)	Dr. Chengtun Qu was appointed to our board of directors effective July 14, 2008, and is entitled to receive annual compensation of RMB 20,000 for his services rendered as a director.

(5)	Mr. Winston Yen resigned from our board of directors effective May 26, 2009.

(6)
Dr. Shouguo Zhao was appointed to our board of directors effective July 14, 2008, and is entitled to an annual compensation of RMB 50,000 for his services rendered as a director, as well as a member of both the audit committee and the compensation committee.

(7)
Mr. Mark D, Chen was appointed to our board of directors effective May 26, 2009, and is entitled to an annual compensation of $14,000 for his services rendered as a director, as well as a member of both the audit committee and the compensation committee.

There were no option awards issued to any directors and outstanding as of December 31, 2009.

Agreements with Directors

Under our agreement with Mr. Fan, he will be entitled to receive annual compensation of $30,000 for his services rendered as a member of the board, as well as the chairman of the compensation committee and member of the audit committee. Mr. Fan’s annual compensation will be paid in cash, although at the discretion of the Board, up to $8,000 of his annual compensation may be paid in the form of a number of shares of our common stock under our Stock Incentive Plan #2 (the “Plan”). During his term as a director, we agree to include Mr. Fan as an insured under an officers and directors insurance policy which we will obtain within a reasonable time (the “D&O Insurance”). In addition, we have agreed to reimburse Mr. Fan for reasonable expenses incurred in connection with the performance of duties as a director, including travel expenses.

Under our agreement with Dr. Qu, he will be entitled to receive annual compensation of RMB 20,000 for his services rendered as a member of the board. In addition, we have agreed to reimburse Mr. Qu for reasonable expenses incurred in connection with the performance of duties as a director, including travel expenses.

Under our agreement with Dr. Zhao, he will be entitled to receive annual compensation of RMB 50,000 for his services rendered as a member of the board, as well as a member of both the audit committee and the compensation committee. In addition, we have agreed to reimburse Mr. Zhao for reasonable expenses incurred in connection with the performance of duties as a director, including travel expenses.

Under our agreement with Mr. Chen, he will be entitled to receive annual compensation of $14,000 for his services rendered as a member of the board, as well as the chairman of the audit committee and member of the compensation committee. Additionally, Mr. Chen will have the right to receive 5,556 shares of our restricted common stock at the beginning of each term of his directorship. We also agree to include Mr. Chen as an insured under the D&O Insurance, and will reimburse him for reasonable expenses incurred in connection with the performance of duties as a director, including travel expenses.

On March 30, 2010, we entered into an agreement with Mr. Scott Cramer to memorialize the terms under which he has been acting as our United States representative (the “Representative”) since November 2006. Under the terms of this agreement, we agreed to compensate Mr. Cramer for his services as the Representative through December 31, 2009 with a stock grant of 47,334 shares of our restricted common stock, as well as a one-time cash payment of $100,000 payable by March 31, 2010. Additionally, we agreed to compensate Mr. Cramer for his services as the Representative from January 1, 2010 through March 31, 2010 in the amount of $7,500 and a stock grant of 2,500 shares of our restricted common stock.

On April 16, 2010, we entered into a services agreement with Mr. Cramer to renew his services as the Representative for an additional 1-year period beginning on April 1, 2010, for an annual fee of $30,000 payable in four quarterly installments of $7,500 at the end of each quarter. Additionally, Mr. Cramer will be entitled to receive 10,000 restricted shares of common stock under our 2010 Incentive Stock Plan (the “Plan”), and he has entered into a restricted stock award agreement in connection therewith.

Under the restricted stock award agreement, Mr. Cramer is granted 10,000 restricted shares of common stock under the Plan (the “Shares”). The Shares will vest in four installments of 2,500 shares at the end of each quarter with the first vesting date on June 30, 2010. The number and the original value of the Shares will be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a recapitalization, subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares effected without receipt of consideration by us. We will have the right to repurchase all or any portion of the Shares at a price equal to the original amount paid for the Shares by Mr. Cramer upon the termination of the services agreement or any attempted transfer of Shares in violation of the services agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned on December 1, 2010, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of December 1, 2010 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Percentages are determined based on 7,161,919 common shares issued and outstanding as of December 1, 2010. To the best of our knowledge, subject to community and marital property laws, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Name and Address of Beneficial Owners (1)	Amount of Beneficial Ownership	Percent of Class (2)

Upform Group Limited (3)	939,126	13.1%
Weibing Lu, Director and Chief Executive Officer (3)	939,126	13.1%
Michael H. Lan, Chief Financial Officer (4)	-0-	*
Wei Wen, Director (5)	41,544	*
R. Scott Cramer, Director (6)	211,286	2.9%
Qiang Fan, Director (7)	-0-	0%
Chengtun Qu, Director (8)	-0-	0%
Mark D. Chen, Director (9)	5,556	*
Shouguo Zhao, Director (10)	-0-	0%
All officers and directors as a group (8 total)	1,197,512	16.7%

* Less than 1%.

(1)	Unless otherwise noted, the address for each of the named beneficial owners is: Rm. 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xi’an, Shaanxi Province, People’s Republic of China.
(2)	Unless otherwise noted, the number and percentage of outstanding shares of our common stock is based upon 7,161,919 shares outstanding as of December 1, 2010.
(3)
Upform Group Limited’s (“Upform Group”) address is Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town, Tortola, British Virgin Islands. Weibing Lu and Xinya Zhang are directors of the Upform Group. Mr. Lu is the majority stockholder and the Chairman of the Board of Directors of Upform Group, and thus Mr. Lu indirectly owns the shares held by Upform Group, through his majority ownership of Upform Group. Thus, the number of shares reported herein as beneficially owned by Mr. Lu therefore includes the shares held by Upform Group. Similarly, because Xinya Zhang is a director of Upform Group, he might be deemed to have or share investment control over Upform Group’s portfolio. Thus, the number of shares reported herein as beneficially owned by Mr. Zhang also include the shares held by Upform Group.

(4)	Michael H. Lan’s address is: 19 Foxcrest, Irvine, California 92620.
(5)
The number of shares reported herein as beneficially owned by Wei Wen are held by Clever Mind International Limited, which address is: Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town, Tortola, British Virgin Islands. Mr. Wen is Chairman of the Board of Directors of Clever Mind an d owns approximately 2.3% of the issued and outstanding shares of Clever Mind. Because Mr. Wen is a director of Clever Mind, he might be deemed to have or share investment control over Clever Mind’s portfolio.

(6)
R. Scott Cramer’s address is: 1012 Lewis Dr., Winter Park, FL 32789. Includes 154,284 shares held by the Cramer Family Trust of which Mr. Cramer is the sole trustee and sole primary beneficiary, and 2,500 shares that Mr. Cramer has right to acquire beneficial ownership of within 60 days of December 1, 2010.

(7)	Qiang Fan’s address is: 9176 West Laguna Way, Elk Grove, CA 95758.
(8)	Chengtun Qu’s address is: No. 18 Dian Zi 2nd Road, School of Chemistry & Chemical Engineering, Xi'an Shiyou University, Xi'an, Shaanxi Province, People’s Republic of China.
(9)	Mark D. Chen’s address is: 10-64 #9 Jianguomenwai Avenue, Beijing, China 100600.
(10)	Shouguo Zhao’s address is: No. 229 North Tai Bai Road, School of Economics and Management, Northwest University, Xi'an, Shaanxi Province, People’s Republic of China.

Change in Control

To the knowledge of management, there are no present arrangements or pledges of securities of our company that may result in a change of control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Set forth below are the related party receivables and payables between us and our officers and/or directors, and between Xian Tianxing and its stockholders, officers and/or directors, as of the date set forth on the table.

	March 31, 2010	December 31, 2009	December 31, 2008
	(unaudited)
Short term loans from shareholders: (1)
Mr. Weibing Lu	$36,675	$36,675	$220,050
Mr. Wei Wen	36,675	36,675	44,010
Ms. Aixia Wang	36,675	36,675	44,010
Total	$110,025	$110,025	$308,070
Shares to be issued to a related party: (2)
Mr. Mark Chen	$—	$25,002	—
Mr. Scott Cramer	329,397	302,372	$95,204
Total	$329,397	$327,374	$95,204
Amount due to related parties: (4)
Mr. Bennet P. Tchaikovsky – former CFO	$-	$-	$13,168
Mr. Scott Cramer	101,056	143,556	224,684
Shaanxi Xingji Electronics Co.	5,687	—	4,373
Officer and shareholder	—	41,468	—
Total	$106,743	$185,024	$242,225

(1)
In 2008, Weibing Lu obtained an unsecured personal loan in the amount of $176,040 (RMB 1,500,000) from Huaxia Bank with annual interest rate of 7.47% and advanced to Xian Tianxing to facilitate operations. Xian Tianxing guaranteed the loan. The loan principal and related interest was due on December 30, 2008. On January 4, 2009, Xian Tianxing paid the full principal amount to the bank, with related interest of $15,741.

(2)
On May 29, 2008, Weibing Lu, Wei Wen and Aixia Wang obtained personal loans from Yanta Credit Union and advanced cash to Xian Tianxing in the total amount of $132,030 to facilitate operations. These loans, which were due on May 29, 2009 with 8.436% interest per annum and guaranteed by Xian Tianxing, were paid in full on May 29, 2009. On June 2, 2009, Mr. Lu, Mr. Wen and Ms. Wang again obtained loans from the same bank and advanced cash to Xian Tianxing in the total amount of $110,025. These loans are due on June 1, 2010, with 10.11% interest per annum and are also guaranteed by Xian Tianxing. For the year ended December 31, 2009, Xian Tianxing paid interest of $ 0 and $3,695, respectively, for these loans.

(3)
As of December 31, 2009 and December 31, 2008, the Company had $302,372 (representing 47,334 common shares) and $95,204 balances (representing 22,000 common shares), respectively, under agreement to issue shares to Scott Cramer, respectively, as compensation for being a representative of the Company in the United States for the periods from May 2008 to June 30, 2009, and December 31, 2008, respectively. In addition, as of December 31, 2009, the Company had $25,002 balance (representing 5,556 common shares) under agreement to issue shares to Mr. Mark D Chen as compensation at the beginning of each term of his directorship.

(4)
Shaanxi Xinji Electronics Co., Ltd. is owned by the wife of Weibing Lu. The amounts due to Shaanxi Xinji Electronics as of December 31, 2009 and December 31, 2008 were short-term cash transfers for business operations, non-interest bearing, unsecured, and payable upon demand. As of December 31, 2009, the Company also had $41,468 payable to officers and shareholders for advance for short-term financing purposes. As of December 31, 2009 and December 31, 2008, the Company also had amounts due to Scott Cramer for bonus and the expenses paid by them on behalf of the Company.

Our Officers and Directors’ Relationship with Us, Our Subsidiaries and VIE

Mr. Weibing Lu, our Chairman and Chief Executive Officer, is a Director of Upform Group Limited, a British Virgin Islands company which owns approximately 13.2% of Skystar’s issued and outstanding common stock. Mr. Bennet P. Tchaikovsky, our former Chief Financial Officer, owns approximately 0.30% of Skystar’s issued and outstanding common stock. Mr. Wei Wen, who is one of our directors, is Director of Clever Mind International Limited, a British Virgin Islands company which owns approximately 0.58% of Skystar’s issued and outstanding common stock. Mr. Scott Cramer, who is also one of our directors, owns and/or controls approximately 2.9% of Skystar’s issued and outstanding common stock. Mr. Lu and Mr. Wen are both Directors of Skystar Cayman, our wholly owned subsidiary. Mr. Lan, Mr. Fan, Dr. Zhao and Dr. Qu do not own any shares of Skystar’s common stock as of the date of this prospectus.

Mr. Cramer is Director of Fortunate Time, wholly owned subsidiary of Skystar Cayman.

The management of Sida, the wholly owned subsidiary of Fortunate Time, includes Mr. Wen as General Manager

The management of Xian Tianxing, which we control through contractual arrangements between Sida and Xian Tianxing, includes Mr. Lu as Chairman and Chief Executive Officer and Mr. Wen as Vice-General Manager and Director. As of the date of this prospectus, Mr. Lu also owns approximately 41%, and Mr. Wen approximately 5%, of the issued and outstanding stock of Xian Tianxing.

Mr. Wei Shen is the General Manager of Shanghai Siqiang, wholly owned subsidiary of Xian Tianxing.

The management of Skystar California, our wholly-owned subsidiary, includes Ms. Yuping Wang.

Other Related Party Transactions

On January 1, 2007, we entered into a 5-year lease agreement with Mr. Weibing Lu, our chief executive officer, to lease the premises at Rm. 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xi’an, Shaanxi Province, China, which belongs to Mr. Lu and which has been serving as our headquarters. The annual rent under the lease agreement is RMB 165,600 (approximately $24,000). Mr. Lu previously provided the premises rent-free, in 2005 and 2006, for the use of our administrative division.

On June 17, 2007, Shanghai Siqiang, wholly owned subsidiary of Xian Tianxing, entered into a 10-year lease agreement with Mr. Lu to lease the premises at 1715 Zhongchu Road, Building F, Unit 1001, Shanghai, China, which belongs to Mr. Lu. The annual rent under the lease agreement is RMB 144,000 (approximately $21,000).

Conflicts of interests between the duties of our officers and directors who are also management members of Xian Tianxing to our company and Xian Tianxing may arise. As our directors and/or executive officer (in the case of Mr. Lu), they have a duty of loyalty and care to us under U.S. and Cayman Islands law when there are any potential conflicts of interests between our company and Xian Tianxing. We cannot assure you, however, that when conflicts of interest arise, these individuals will act completely in our interests or that conflicts of interests will be resolved in our favor. In addition, they could violate their legal duties by diverting business opportunities from us to others. If we cannot resolve any conflicts of interest between us and them, we would have to rely on legal proceedings, which could result in the disruption of our business.

SHAREHOLDER PROPOSALS

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2011 annual meeting of shareholders and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its corporate offices no later than March 31, 2011. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

If a shareholder wishes to present a proposal at the Company’s 2010 annual meeting or to nominate one or more directors and the proposal is not intended to be included in the Company’s proxy statement relating to the meeting, the shareholder must give advance written notice to the Company by December 20, 2010. Pursuant to SEC Rule 14a-4(c)(1), if proposals are received prior to the meeting they may be voted upon with the discretionary authority granted to the proxies in this proxy statement and attached proxy card.

Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation, and shares held.   Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.

SOLICITATION

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this proxy statement, the proxy card, and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers, or other regular employees for such services.

FORM 10-K – ANNUAL REPORT

Enclosed herewith is the Company’s Annual Report on Form 10-K for our fiscal year ended December 31, 2009. Additional copies may be requested in writing. Such requests should be submitted to Corporate Secretary, Skystar Bio-Pharmaceutical Company, Room 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xi’an, Shaanxi Province, People’s Republic of China. Exhibits to the Form 10-K will also be provided upon specific request. The materials will be provided without charge.

AUDIT COMMITTEE REPORT

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter approved by the Board.  The charter provides, among other things, that the Audit Committee has full authority to engage the independent auditor. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

•	reviewed and discussed the audited financial statements with management and the independent auditors;

•
discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and discussed with the independent accountant the independent accountant’s independence; and

•	based on the review and discussions referred to above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

Respectfully submitted,

The Audit Committee of the Board of Directors

Mark D. Chen, Chairperson of the Audit Committee ______________________

OTHER MATTERS

The Board of Directors does not know of any other matters that will be presented for consideration at the 2010 annual meeting. If any other matters are properly brought before the 2010 annual meeting, the person appointed as proxy will vote on such matters in accordance with his best judgment.

* * * * *

PROXY
(For holders of Common Stock)

Room 10601, Jiezuo Plaza
No.4, Fenghui Road South, Gaoxin District
Xi’an, Shaanxi Province
People’s Republic of China

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS WEIBING LU AS PROXY OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF SKYSTAR BIO-PHARMACEUTICAL COMPANY HELD OF RECORD BY THE UNDERSIGNED ON DECEMBER 1, 2010, AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 29, 2010 OR ANY ADJOURNMENT THEREOF.

(Continued and to be marked, dated and signed, on the other side)

1.	To elect seven directors to serve until the 2011 annual meeting of the shareholders.

FOR all nominees listed (except as marked to the contrary)

WITHHOLD AUTHORITY to vote for all nominees listed

01 Weibing Lu	02 Wei Wen	03 Mark D. Chen
04 R. Scott Cramer	05 Fan Qiang	06 Chengtun Qu
07 Shouguo Zhao

(Instruction: To withhold authority to vote for any individual nominee, place a line through the nominee’s name.)

2.	In his discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.
	FOR	AGAINST	ABSTAIN

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned shareholder(s) in items 1 and 2 above. If this card contains no specific voting instructions, the shares will be voted FOR the election of all nominees for director.

Dated:

Signature	Signature if held jointly

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.